EXHIBIT (6)(n)

                               MARKETING AGREEMENT

THIS AGREEMENT made by and between SearchHelp, Inc. (hereinafter referred to as "Marketing Agent"), having it's principal offices at 1055 Stewart Ave, Bethpage, NY 11714, and Protect-a-Child America (hereinafter referred to as "Protect-a-Child"), having its principal place of business at 818 Bird Bay Way, Venice, FL 34292.

                                   WITNESSETH

WHEREAS, Protect-a-Child is a registered agent for Child Shield USA(TM) (hereinafter referred to as "Child Shield") that offers a unique videotape registration service kit (hereinafter referred to as "Child Shield Program") which is a combination of education, prevention and recovery designed to help
(i) prevent children from becoming missing and (ii) recover quickly children who have become missing; and

WHEREAS, Marketing Agent desires to assist Protect-a-Child with the marketing of this service kit and Protect-a-Child desires to retain the services of Marketing Agent.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. DESIGNATION OF AGENT Protect-a-Child does hereby appoint SearchHelp Inc to act as a Marketing Agent in connection with its Child Shield Program. Said Marketing Agent shall be considered an independent contractor.

2. INDEPENDENT CONTRACTOR Marketing Agent shall be an independent contractor and as such is free to exercise its discretion and judgment as to the performance of all acts hereunder. This Agreement is not in any way intended to, nor does it create, a principal/agent, employer/employee, partnership or joint venture relationship between the parties. The Marketing Agent shall be solely responsible for the payment of any and all federal and state income taxes with respect to any remunerations or commissions it receives.

3. AREA OF SOLICITATION The Marketing Agent shall have no limitations upon the geographic area or territory within which it may legally solicit business.

4. AUTHORITY TO ACT ON BEHALF OF PROTECT-a-CHILD Marketing Agent is specifically authorized to act as a marketing agent of Protect-a-Child and as such may enter into agreements with schools, chambers of commerce, organizations and/or consumer members. The Marketing Agent shall not be permitted to deviate from the standardized agreement forms which shall be provided by Protect-a-Child and shall make no promises or representations other than those specifically set forth in writing in any such pre-printed forms. The Marketing Agent shall be permitted to collect fees from membership in the program. All fees must be made payable to Protect-a-Child.

5. COMMISSIONS The Marketing Agent shall be compensated for all services rendered by way of a commission as stated in the Addendum hereto. Any such compensation shall be paid the week immediately after collected funds have been cleared. Expenses are the sole responsibility of the Marketing Agent, unless otherwise agreed upon in writing by Protect-a-Child.

6. COMMISSIONS ON RENEWALS Commission shall be paid upon renewal of membership unless Marketing Agent is terminated for "cause".

7.  AGREEMENT  FORMS   Protect-a-Child  shall  supply  to  Marketing  Agent  all
pre-printed materials to be utilized in the soliciting of customers

8. DOCUMENTS AND MATERIAL All documents, materials and forms provided to the Marketing Agent shall remain the sole and exclusive property of Protect-a-Child. These items shall be returned to Protect-a-Child upon termination of this Agreement.

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9.  ASSIGNMENT  This  agreement  is not  assignable  by the  Marketing  Agent or
Protect-a-Child without written permission of the other party.

10. RECORD KEEPING The Marketing Agent and Protect-a-Child shall keep complete, appropriate records relating to the business transactions under this Agreement.

11. CONDUCT OF BUSINESS The Marketing Agent shall conduct itself in an appropriate and professional manner and shall work within the confines of this Agreement.

12. INDEMNIFICATIONS Each party shall indemnify and hold the other harmless from and against any omissions and/or acts of willful misconduct or negligence on the part of its officers, directors, employees and other authorized representatives. The Marketing Agent shall indemnify Protect-a-Child and holds its officers, directors, stockholders and agents free and harmless from and against any and all claim(s), action(s), demand(s), cost(s), expense(s) (including reasonable attorneys fee(s) and disbursement(s) arising from the performance or non-performance by the Marketing Agent of any of its obligations under the terms of any agreement or contract with any customer who shall have contracted with Protect-a-Child. Protect-a-Child shall indemnify the Marketing Agent and holds its officers, directors, stockholders and agents free and harmless from and against any and all claim(s), action(s), demand(s), cost(s), expense(s) (including reasonable attorneys fee(s) and disbursement(s) arising from (i) the performance or non-performance by Protect-a-Child of any of its obligations under the terms of any agreement or contract with any customer who shall have contracted with Protect-a-Child including, but not limited to, the performance and/or fitness for any particular use of any product or service provided by Protect-a-Child.

13.  ENTIRE  AGREEMENT  This  document   represents  the  entire  agreement  and
understanding between the parties. No oral representations have been made other than set forth herein.

14. TERMINATION This Agreement shall remain in effect until 3 years from date of signing and shall automatically renew for additional one (1) year periods thereafter.

This Agreement may be terminated "without cause" upon the occurrence of any of the following conditions:

a. Thirty (30) calendar days written notice given by either party, delivered by way of certified mail;
b.   Dissolution of the Marketing Agent
c. The bankruptcy, insolvency or assignment for the benefit of creditors of either party;
d.   Dissolution of Protect-a-Child

This agreement may be terminated "with cause" upon the occurrence of the following conditions:

a.   Intentional withholding of any funds held by the Marketing Agent
b. intentional withholding by the Marketing Agent of any documents, receipts or membership forms which should have been transmitted to Protect-a-Child
c.   Failure to keep proper business records for Protect-a-Child
d. An intentional misrepresentation or omission of any material information known to either the Marketing Agent or Protect-a-Child
e. Failure to comply with any material term of this Agreement which failure is not corrected within fifteen (15) days of receipt of notice from the other party regarding such failure;

Upon termination of this agreement for "cause", the Marketing Agent shall have no further rights to any commissions.

15. CHOICE OF LAW This document was executed in the State of Florida and shall be governed by the laws thereof.

16. NON-COMPETE The Marketing Agent acknowledges that Protect-a-Child is a registered agent for Child Shield USA(TM) doing business in the contiguous United States.

The Marketing Agent shall not, for a period of eighteen (18) months following termination of this Agreement, solicit, market, advertise directly or indirectly, on its behalf or on behalf of another, any product or service substantially similar to the Child Shield Program, in any geographic area or state in which Protect-a-Child does business.

The Marketing Agent acknowledges that Protect-a-Child has contracted with certain third parties to solicit business on their behalf, which services are integrally related to and are affiliated with Protect-a-Child. Such third parties include, but are not limited to, Child Shield USA(TM). Violation of this non-compete clause shall entitle Protect-a-Child to all direct damages provided by law but shall specifically exclude all indirect and consequential damages including, but not limited to, loss of profits, interference with prospective economic advantage and damages based upon profits earned by the Marketing Agent

IN  WITNESS   WHEREOF,   the  parties  have  hereunto  affixed  their  signature
this................... 14th Day of May 2002

/s/ Debbie Seaman                                    /s/ Richard F. Kiley
Marketing Agent                                      Protect-a-Child America
SearchHelp, Inc,                                     Richard F. Kiley

                                            ADDENDUM

   To Marketing Agreement between SearchHelp, Inc and Protect-a-Child America


                       $5       per saleto Schools or Organizations

                       $10      per saleup to 500 units

                       $12.50   per salefor 500 to 1000 units

                       $15      per salefor 1000 units plus

                       Bonuses after 2,500 units and above